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                                                                      EXHIBIT 99

[FORTUNE BRANDS LOGO]                                               NEWS RELEASE
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     Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL  60069



CONTACT:
MEDIA RELATIONS:           INVESTOR RELATIONS:
CLARKSON HINE              ANTHONY J. DIAZ
(847) 484-4415             (847) 484-4410


                     FORTUNE BRANDS BOOSTS EARNINGS TARGETS
          COMPANY NOW TARGETING EPS ABOVE RANGE OF ANALYSTS' ESTIMATES
                      FOR BOTH SECOND QUARTER AND FULL YEAR

Lincolnshire, IL, June 13, 2002 - Fortune Brands, Inc. (NYSE: FO), a leading consumer brands company, today announced that it has raised its earnings targets for the second quarter and for the full year.

"The second quarter is shaping up to be another strong double-digit earnings growth quarter for Fortune Brands, with every one of our businesses performing at or above expectations," said Fortune Brands Chairman & CEO Norm Wesley. "Sales for our leading consumer brands are trending higher than we expected, with particularly strong results in the kitchen and bath segment. Our solid top-line growth, combined with the immediate success of our Omega cabinets acquisition and the sustained benefit of our ABSOLUT-Jim Beam joint venture, gives us the confidence to raise our quarterly earnings target for the second time and to boost our outlook for the full year."

Wall Street securities analysts currently estimate that the company will earn between 82 and 85 cents per diluted share in the second quarter versus the 64 cents it earned before one-time gains a year ago. The analysts' range for full-year performance is currently $3.04 to $3.12 per diluted share versus the $2.41 Fortune Brands earned before one-time gains in 2001.

"Based on the strength of our business in April, May and the start of June, we're targeting second quarter performance to be at least two cents above the top of the range of analysts' current estimates, which would result in diluted EPS of 87 cents or more for the quarter. While economic uncertainty remains, we're also raising our target for full-year performance above the top of the range of analysts' current estimates for 2002," said Wesley.

"Fortune Brands is on track to deliver strong double-digit earnings growth in the second quarter and for the full year, even excluding the benefit of lower goodwill amortization," Wesley added. The company has previously announced that the new accounting standards for goodwill will result in a second quarter EPS benefit of 8 cents and a full-year benefit of 31 cents. "Even excluding this benefit and one-time items, meeting our new full-year earnings target would result in diluted EPS growth of 17% or more for 2002."


                                     (more)
                              www.fortunebrands.com

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FORTUNE BRANDS BOOSTS EARNINGS TARGETS, PAGE 2



The company plans to release second quarter results on July 18th.

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Fortune Brands, Inc. is a consumer products company with annual sales exceeding
$5 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock and Omega cabinets, Master locks and Waterloo tool storage sold by units of MasterBrand Industries, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Canyon Road wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands include Day-Timer, Swingline, Kensington and Wilson Jones sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.

To receive company news releases by e-mail, please visit WWW.FORTUNEBRANDS.COM.

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This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, challenges in the integration of acquisitions and joint ventures, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

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